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                                                                     EXHIBIT 8.1


                      LEGAL OPINION OF KUTAK ROCK LLP AS TO
                               CERTAIN TAX MATTERS

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                                 KUTAK ROCK LLP

                               THE OMAHA BUILDING                  ATLANTA
                               1650 FARNAM STREET                  DENVER
                                                                   CHICAGO
                           OMAHA, NEBRASKA 68102-2186              KANSAS CITY
                                                                   LINCOLN
                                  402-346-6000                     LITTLE ROCK
                             Facsimile 402-346-1148                NEWPORT BEACH
                                                                   OKLAHOMA CITY
                                www.kutakrock.com                  PASADENA
                                                                   RICHMOND
                                                                   SCOTTSDALE
                                                                   WASHINGTON

                                 April 25, 2001

America First Mortgage Investments, Inc.
399 Park Avenue
36th Floor
New York, NY  10022

     Re:  Certain Federal Income Tax Consequences

Ladies and Gentlemen:

     We have acted as counsel for America First Mortgage Investments, Inc., a Maryland corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-2 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the registration of 8,625,000 shares of common stock to be sold by the Company. This opinion is being furnished in accordance with the requirements of Item 16 of Form S-2 and
Item 601(b)(8) of Regulation S-K.

     In the course of our representation, we have reviewed the Registration Statement, the Articles of Incorporation of the Company, and such other documents and information as we have deemed necessary and have relied on certain representations of officers of the Company relating to, among other things, the operation of the Company and the nature of its assets. For purposes of our opinion, we have not made an independent investigation of the facts set forth in such documents or representations, but have relied on the Company's representation that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. Notwithstanding the foregoing, no facts have come to our attention that would cause us to question the accuracy and completeness of such information, facts or documents in any material respect.

     In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder (the "Regulations"), pertinent judicial and administrative authorities and such other authorities as we have considered relevant. It should be noted that such laws, Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to

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KUTAK ROCK LLP

America First Mortgage Investments, Inc.
April 25, 2001
Page 2

change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based could preclude us from rendering a similair opinion in the future.

     Based on the foregoing, we are of the opinion that (i) commencing with the Company's taxable year ended December 31, 1998, the Company has been and is organized in conformity with the requirements for qualification as a real estate investment trust (a "REIT") under the Code, (ii) the Company's method of operation has enabled it to meet the requirements for qualification and taxation as a REIT under the Code and (iii) the Company's proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT. We are also of the opinion that the descriptions of the law contained in the Registration Statement under the caption "Certain Federal Income Tax Considerations" are correct in all material respects, and the discussion thereunder fairly summarizes the material federal income tax consequences to a holder of common stock of the Company. As noted in the Registration Statement, the Company's qualification and taxation as a REIT depends upon its ability to meet, through actual annual operating results, certain requirements, including requirements relating to distributions to its stockholders and the diversity of its stock ownership, and the various qualification tests imposed under the Code, the results of which will not be reviewed by us. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will enable the Company to satisfy the requirements for qualification and taxation as a REIT under the Code.

     Other than as expressly stated above, we express no other opinion. This opinion is intended for the exclusive use of the Company in connection with the offering of Common Stock under the Registration Statement and it may not be used, circulated, quoted or relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise the Company or any other party of any subsequent changes of the matters stated, represented, or assumed herein or any subsequent changes in applicable law.


                                        Very truly yours,


                                        /s/  Kutak Rock LLP